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                                                              EXHIBIT 99. (s)(2)

                                POWER OF ATTORNEY

     We, the undersigned officers and Trustees of Eaton Vance New York Municipal Income Trust, a Massachusetts business trust, do hereby severally constitute and appoint Alan R. Dynner, James B. Hawkes and Eric G. Woodbury, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement on Form N-2 filed by Eaton Vance Municipal Income Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

       SIGNATURE                              TITLE                 DATE
       ---------                              -----                 ----
/s/ Jessica M. Bibliowicz                     Trustee           January 5, 1999
---------------------------------
Jessica M. Bibliowicz